UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2011

Patriot Coal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12312 Olive Boulevard, Suite 400 St. Louis, Missouri		63141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 275-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

Effective on October 18, 2011, Patriot Coal Corporation (“Patriot”) promoted Christopher K. Knibb to Vice President, Controller and Chief Accounting Officer. Mr. Knibb, who is 42 years of age, previously served as Vice President and Controller since joining Patriot in November 2007. In Mr. Knibb’s new role, he will act as Patriot’s Principal Accounting Officer. Mark N. Schroeder, Senior Vice President and Chief Financial Officer, was Patriot’s previously designated Principal Accounting Officer.

Prior to joining Patriot, Mr. Knibb served as Vice President – Finance for American Power Conversion, dating back to January 2006. From May 2003 to January 2006, Mr. Knibb served a variety of roles at SAVVIS, Inc., including Vice President and Corporate Controller. Mr. Knibb has also worked as a public accountant for PricewaterhouseCoopers LLP and Deloitte & Touche LLP. Mr. Knibb is a Certified Public Accountant and holds a Bachelor of Science in Accounting from the University of South Florida College of Business Administration.

Patriot’s press release dated October 24, 2011 regarding the appointment of Mr. Knibb to Principal Accounting Officer is attached as Exhibit 99.1 and is incorporated herein in its entirety by reference hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Patriot Coal Corporation dated October 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2011

PATRIOT COAL CORPORATION

By:	/s/ Joseph W. Bean
Joseph W. Bean
Senior Vice President—Law and Administration, General Counsel & Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Patriot Coal Corporation dated October 24, 2011.